Auditor Letter

The Board of Directors and Shareholders of
Oppenheimer Multi-Sector Income Trust:


In planning and performing our audit of the financial statements of Oppenheimer Multi-Sector Income Trust for the year ended October 31, 1998, we considered its internal controls, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal controls.

The management of Oppenheimer Multi-Sector Income Trust is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control policies and procedures. Two of the objectives of internal controls are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal controls, errors may occur and may not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of specific internal control elements does not reduce to a relatively low level the risk that errors in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal controls, including procedures for safeguarding securities, that we considered to be material weaknesses as defined above as of October 31, 1998.

This report is intended solely for the information and use of management and the Securities and Exchange Commission and should not be used for any other purpose.




KPMG Peat Marwick LLP


Denver, Colorado
November 20, 1998